As filed with the Securities and Exchange Commission on September 14, 2011

Registration No. 333-169291 through 333-169291-17

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETROHAWK ENERGY CORPORATION*

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

1311

(Primary Standard Industrial Classification Code Number)

86-0876964

(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600

Houston, Texas  77002

(832) 204-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David D. Powell

Vice President

Petrohawk Energy Corporation

1000 Louisiana, Suite 5600

Houston, Texas 77002

(832) 204-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Copy to:

Thomas P. Giblin, Jr.

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Approximate date of commencement of proposed sale of the securities to the public: Not Applicable

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

* Includes certain subsidiaries of Petrohawk Energy Corporation identified on the following page.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS(a)

EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER	I.R.S. EMPLOYEE IDENTIFICATION NO.
Petrohawk Operating Company	Texas	1311	75-2472880
P-H Energy, LLC	Texas	1311	None
Petrohawk Holdings, LLC	Delaware	1311	20-3066517
Hawk Field Services, LLC	Oklahoma	4922	None
Petrohawk Properties, LP	Texas	1311	None
Winwell Resources, L.L.C.	Louisiana	1311	72-1277420
WSF, Inc.	Louisiana	1311	72-1169871
KCS Resources, LLC	Delaware	1311	76-0413320
KCS Energy Services, Inc.	Delaware	1311	76-0516389
Medallion California Properties Company	Texas	1311	76-0267470
One Tec, LLC	Texas	1311	None
One Tec Operating, LLC	Texas	1311	None
Proliq, Inc.	New Jersey	1311	22-1516527
HK Energy Marketing, LLC	Delaware	1311	None
HK Transportation, LLC (f/k/a Kaiser Trading, LLC)	Oklahoma	1311	None
Big Hawk Services, LLC	Delaware	7359	30-0661631

(a)  Bison Ranch LLC, formerly a subsidiary guarantor, was dissolved effective as of May 25, 2011.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement of Petrohawk Energy Corporation, a Delaware corporation (the “Company”) and the additional subsidiary guarantors listed on the cover page hereof (the “Guarantors”), on Form S-4 (Registration No. 333-169291), filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2010 (the “Registration Statement”), which registered the offering of $825,000,000 of the Company’s 7.25% Senior Notes due 2018 and the Guarantors’ guarantees of such Senior Notes (collectively, “Securities”).

On August 25, 2011, pursuant to the Agreement and Plan of Merger, dated as of July 14, 2011 (the “Merger Agreement”), by and among BHP Billiton Limited, a corporation organized under the laws of Victoria, Australia (“BHP Billiton Limited”), BHP Billiton Petroleum (North America) Inc., a Delaware corporation, North America Holdings II Inc., a Delaware corporation (“Merger Sub”), and the Company, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned indirect subsidiary of BHP Billiton Limited (the “Merger”). As a result of the Merger, the Company and the Guarantors have terminated all offerings of their Securities pursuant to this Registration Statement.

In connection with the Merger and other transactions contemplated by the Merger Agreement, and in accordance with an undertaking made by the Company and the Guarantors in the Registration Statement to remove from registration by means of a post-effective amendment any Securities which remain unsold at the termination of the offering, the Company and the Guarantors hereby remove and withdraw from registration all Securities of the Company and the Guarantors registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on this 14th day of September 2011.

PETROHAWK ENERGY CORPORATION

By:	/s/ David D. Powell
David D. Powell
Vice President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Date	Title
	September 14, 2011	Director and Chief Executive Officer (principal executive officer)
/s/ J. Michael Yeager
J. Michael Yeager
	September 14, 2011	Director and Vice President (principal financial officer and principal accounting officer)
/s/ David D. Powell
David D. Powell
	September 14, 2011	Director
/s/ James W. Christmas
James W. Christmas
	September 14, 2011	Director
/s/ David J. Nelson
David J. Nelson
	September 14, 2011	Director
/s/ Jeffrey L. Sahlberg
Jeffrey L. Sahlberg
	September 14, 2011	Director
/s/ Nigel H. Smith
Nigel H. Smith

SIGNATURE

Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on this 14th day of September 2011.

PETROHAWK OPERATING COMPANY
P-H ENERGY, LLC
PETROHAWK HOLDINGS, LLC
HAWK FIELD SERVICES, LLC
WINWELL RESOURCES, L.L.C.
WSF, INC.
KCS RESOURCES, LLC
KCS ENERGY SERVICES, INC.
MEDALLION CALIFORNIA PROPERTIES COMPANY
ONE TEC, LLC
ONE TEC OPERATING, LLC
PROLIQ, INC.
HK TRANSPORTATION, LLC (F/K/A KAISER TRADING, LLC)

By:	/s/ Larry Helm
Name: Larry Helm
Title: Executive Vice President – Finance & Administration

PETROHAWK PROPERTIES, LP By: P-H Energy, LLC, its general partner

By:	/s/ Larry Helm
Name: Larry Helm
Title: Executive Vice President – Finance & Administration

HK ENERGY MARKETING, LLC

By:	/s/ Stephen W. Herod
Name: Stephen W. Herod
Title: President

BIG HAWK SERVICES, LLC

By:	/s/ Weldon Holcombe
Name: Weldon Holcombe
Title: President

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Date	Title
	September 14, 2011	Chief Executive Officer (principal executive officer) of:
/s/ Floyd C. Wilson		Petrohawk Operating Company
Floyd C. Wilson

P-H Energy, LLC
Petrohawk Holdings, LLC
Hawk Field Services, LLC
Winwell Resources, L.L.C.
WSF, Inc.
KCS Resources, LLC
KCS Energy Services, Inc.
Medallion California Properties Company
One Tec, LLC
One Tec Operating, LLC
Proliq, Inc.
HK Transportation, LLC (f/k/a Kaiser Trading, LLC)

Director of:

Petrohawk Operating Company
WSF, Inc.
KCS Energy Services, Inc.
Medallion California Properties Company
Proliq, Inc.

	September 14, 2011	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer) of:
/s/ Mark J. Mize
Mark J. Mize

Petrohawk Operating Company

P-H Energy, LLC

Petrohawk Holdings, LLC

Hawk Field Services, LLC

Winwell Resources, L.L.C.

WSF, Inc.

KCS Resources, LLC

KCS Energy Services, Inc.

Medallion California Properties Company

One Tec, LLC

One Tec Operating, LLC

Proliq, Inc.

HK Transportation, LLC (f/k/a Kaiser Trading, LLC)

Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer) of HK Energy Marketing, LLC

Treasurer (principal financial and principal accounting officer) of Big Hawk Services, LLC

	September 14, 2011	President (principal executive officer) of HK Energy Marketing, LLC
/s/ Stephen W. Herod
Stephen W. Herod		Executive Vice President - Corporate Development, Assistant Secretary and Director of: KCS Energy Services, Inc. Medallion California Properties Company Proliq, Inc.

	September 14, 2011	Vice President, Chief Accounting Officer and Controller
/s/ C. Byron Charboneau		(principal accounting officer) of:
C. Byron Charboneau

Petrohawk Operating Company

P-H Energy, LLC

Petrohawk Holdings, LLC

Hawk Field Services, LLC

Winwell Resources, L.L.C.

WSF, Inc.

KCS Resources, LLC

KCS Energy Services, Inc.

Medallion California Properties Company

One Tec, LLC

One Tec Operating, LLC

Proliq, Inc.

HK Transportation, LLC (f/k/a Kaiser Trading, LLC)

	September 14, 2011	President (principal executive officer) and Manager of Big Hawk Services, LLC
/s/ Weldon Holcombe
Weldon Holcombe
	September 14, 2011	Manager of Big Hawk Services, LLC
/s/ Rick Hejl
Rick Hejl
	September 14, 2011	Manager of Big Hawk Services, LLC
/s/ Greg McCain
Greg McCain